CALCULATION OF REGISTRATION FEE(1)

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
1.250% Notes due 2025	€500,000,000.00	99.367%	€496,835,000	$68,641
2.000% Notes due 2029	€500,000,000.00	99.136%	€495,680,000	$68,481
Total	€1,000,000,000.00		€992,515,000	$137,122

(1)

The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registrant’s Automatic Registration Statement on Form S-3ASR (Registration No. 333-221668), originally filed with the Commission on November 20, 2017.

(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, based upon a euro/U.S. dollar exchange rate of €1=$1.1399 as of January 3, 2019, as published by the Board of Governors of the Federal Reserve System.

Filed pursuant to Rule 424(b)(5)
SEC File No. 333-221668

Prospectus Supplement

(To Prospectus dated November 20, 2017)

Emerson Electric Co.

€500,000,000 1.250% Notes due 2025

€500,000,000 2.000% Notes due 2029

The 1.250% Notes due 2025 (the “2025 Notes”) will mature on October 15, 2025. The 2.000% Notes due 2029 (the “2029 Notes”) will mature on October 15, 2029. We refer to the 2025 Notes and the 2029 Notes collectively as the “Notes.” Prior to maturity, we may redeem any or all of the Notes at any time at the redemption prices described in this prospectus supplement. Interest on the Notes will accrue from January 15, 2019.

Investing in the Notes involves risks. You should consider carefully the risks set forth in “Risk Factors” beginning on page S-5 of the prospectus supplement and page 2 of the accompanying prospectus, as well as the risks set forth in our other filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the Notes.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds to Emerson Electric Co.(2)
	Per Note	Total	Per Note	Total	Per Note	Total
2025 Notes	99.367%	€496,835,000	0.350%	€1,750,000	99.017%	€495,085,000
2029 Notes	99.136%	€495,680,000	0.475%	€2,375,000	98.661%	€493,305,000

Total		€992,515,000		€4,125,000		€988,390,000

(1)	Plus accrued interest on the Notes from January 15, 2019, if settlement occurs after that date.
(2)	The proceeds to us are before deducting estimated expenses from the sale of the Notes.

The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Each series of Notes is a new issue of securities with no established trading market. We intend to apply to list the Notes of each series on the New York Stock Exchange (“NYSE”). We expect trading in the Notes of each series on the NYSE to begin less than 30 days after the original issue date, but such listing application is subject to review and approval of the NYSE. If such listing is obtained, we will have no obligation to maintain such listing, and we may delist each series of the Notes at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of Clearstream Banking, S.A. and Euroclear Bank S.A./N.V. against payment on or about January 15, 2019.

Joint Book-Running Managers

Deutsche Bank Securities	Barclays
Citigroup	J.P. Morgan

Co-Managers

BNP PARIBAS	BofA Merrill Lynch
HSBC	Wells Fargo Securities

January 8, 2019

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell the Notes and seeking offers to buy the Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the Notes. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the respective cover pages of these documents.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus and the accompanying prospectus, and any other offering material that we authorize, together with the documents incorporated by reference as described under “Information We Incorporate by Reference” on page S-9 and the additional information described under the heading “Where You Can Find More Information” on page 3 of the accompanying prospectus.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Emerson,” “Company,” “we,” “us” and “our” refer to Emerson Electric Co. and its consolidated subsidiaries. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

In connection with this offering of the Notes, Barclays Bank PLC, as stabilizing manager (or any persons acting on its behalf), may over-allot the Notes or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, this may not necessarily occur. To the extent required by applicable law, any stabilization action may only begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the stabilizing manager (or any persons acting on its behalf) in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC

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(as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II product governance/Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (“FSMA”) and accordingly, are only being distributed to, and are only directed at, persons who are outside the United Kingdom or persons in the United Kingdom who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors and the impact of the Tax Cuts and Jobs Act, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to our Annual Report on Form 10-K for the year ended September 30, 2018 and in subsequent reports filed with the SEC, which are hereby incorporated by reference, as well as in the Risk Factors on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement and the accompanying prospectus, any free writing prospectus we have authorized, and the documents that we have filed with the SEC that are incorporated by reference herein and therein, including “Cautionary Statements Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, prior to deciding whether to purchase Notes.

Information About Emerson

Emerson Electric Co. was incorporated in Missouri in 1890, and has evolved through internal growth and strategic acquisitions and divestitures from a regional manufacturer of electric motors and fans into a diversified global leader that brings technology and engineering together to provide innovative solutions for customers in a wide range of industrial, commercial and consumer markets around the world. Our principal executive offices are located at 8000 West Florissant Avenue, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.

The Offering

A brief description of the material terms of the offering follows. For a more complete description of the Notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Emerson Electric Co.

Notes Offered	€500,000,000 aggregate principal amount of the 1.250% notes due 2025.

€500,000,000 aggregate principal amount of the 2.000% notes due 2029.

Maturity	The 2025 Notes will mature on October 15, 2025, and the 2029 Notes will mature on October 15, 2029.

Interest Rate	1.250% per year in the case of the 2025 Notes and 2.000% per year in the case of the 2029 Notes.

Ranking	The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Interest Payment Date	October 15 of each year, commencing on October 15, 2019.

Currency of Payment	Generally, all payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in dollars until the euro is again available to us or so used. See “Description of the Notes – Issuance in Euro.”

Additional Amounts	We will, subject to the exceptions and limitations set forth herein, pay such additional amounts as will result in the receipt by each beneficial owner of a Note that is not a United States person of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts) as would have been received had no such withholding or deduction been required. See “Description of the Notes – Payment of Additional Amounts.”

Tax Redemption

We may redeem all, but not less than all, of a series of Notes in the event of certain changes in the tax laws or treaties of the United States (or any taxing authority therein), which would require us to pay additional amounts as described under “Description of the Notes – Payment of Additional Amounts.” This redemption would be made on at least 15 days’ but not more than 60 days’ notice and at a redemption price equal to 100% of the principal amount of the series of Note to be redeemed, plus any accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption. See “Description of the Notes – Redemption for Tax Reasons.”

Optional Redemption	We may redeem either series of Notes, in whole or from time to time in part, at our option at any time, at the redemption prices set forth in this prospectus supplement. See “Description of Notes – Optional Redemption.”

Denominations	The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

CUSIP / ISIN	2025 Notes: 291011BH6/XS1915689746

2029 Notes: 291011BJ2/XS1916073254

Common Code	2025 Notes: 191568974

2029 Notes: 191607325

Book-Entry; Delivery and Form	The Notes will initially be represented by the Global Notes. Each Global Note will be registered in the name of the nominee of the common depositary (the “Common Depositary”) for the accounts of Clearstream, Luxembourg and Euroclear.

Upon the registration of the Global Notes in the name of any nominee for Clearstream, Luxembourg and Euroclear and delivery of the Global Notes to the Common Depositary, Clearstream, Luxembourg and Euroclear will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid.

Use of Proceeds	We expect to use the net proceeds primarily to repay our commercial paper borrowings, and also for general corporate purposes. See “Use of Proceeds.”

Further Issuances	We may, without the consent of the holders of the Notes, create and issue additional notes ranking equally with the 2025 Notes or the 2029 Notes, as applicable, in all respects, as described under “Description of the Notes – Additional Notes.” Any such additional Notes shall be consolidated and form a single series with the 2025 Notes or the 2029 Notes, as applicable, and shall have the same terms as to status, redemption or otherwise as the Notes; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate ISIN and CUSIP numbers.

Listing

Each series of the Notes is a new issue of securities, and there are currently no established trading markets for the Notes. We intend to file an application to list each series of the Notes on the New York Stock Exchange (the “NYSE”). We expect trading in the Notes of each series on the NYSE to begin less than 30 days after the original issue date, but such listing application is subject to review and approval of the NYSE. Even if each series of the Notes is listed, no assurance can be given that a trading market for each series of the Notes will develop or be maintained, and we have no obligation to maintain such listing, and we may delist each series of Notes at any time. See “Underwriting.”

Risk Factors	An investment in the Notes involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

Trustee	Wells Fargo Bank, National Association

Paying Agent	Elavon Financial Services DAC, UK Branch

Registrar and Transfer Agent	U.S. Bank National Association

Tax Considerations	See “Material United States Federal Income Tax Consequences.”

Governing Law	The State of New York.

Extended Settlement	It is expected that delivery of the Notes will be made against payment therefor on or about January 15, 2019, which is the fifth U.S. business day following the date of the pricing of the Notes. See “Underwriting – Extended Settlement.”

Selling Restrictions	The Notes will only be sold in compliance with the applicable laws and regulations in the relevant jurisdictions, as described in “Underwriting.”

MiFID II Product Governance / PRIIPs Regulation	Solely for the purposes of each manufacturer’s product approval processes, the manufacturers have concluded that: (i) the target market for the Notes is eligible counterparties and professional clients only; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. No PRIIPs regulation key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA. See “Underwriting.”

RISK FACTORS

An investment in the Notes involves a high degree of risk. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (which is incorporated by reference into this prospectus supplement and the accompanying prospectus) before deciding whether an investment in the Notes is suitable for you. You should also see “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment.

Risks Related to the Notes

The Notes may not be a suitable investment for all investors.

Each potential investor in the Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable supplement;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact such investment will have on its overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including where the currency for principal or interest payments is different from the potential investor’s currency;

•	understand thoroughly the terms of the Notes and be familiar with the behavior of any relevant indices and financial markets; and

•

be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

The Notes are complex financial instruments and such instruments may be purchased as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to portfolios. A potential investor should not invest in Notes which are complex financial instruments unless it has the expertise (either alone or with the help of a financial adviser) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of such Notes and the impact this investment will have on the potential investor’s overall investment portfolio.

An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.

Generally, all payments of interest and premium, if any, on and the principal of the Notes and any redemption price for the Notes will be made in euro. An investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than an investor’s home currency. Investors should consult their own financial and legal advisors as to the risks involved in an investment in the Notes.

The Notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture (as defined in “Description of the Notes”) governing the Notes.

Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the Notes.

Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns continue to persist regarding the debt burden of certain eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Notes.

In a lawsuit for payment on the Notes, a noteholder may bear currency exchange risk.

The indenture is, and the Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

As global notes will be held by or on behalf of Clearstream Banking S.A. and Euroclear Bank S.A./N.V., investors will have to rely on their procedures for transfer, payment and communication with us.

The Notes will be represented by interests in global notes in registered form (the “Global Notes”), except in certain limited circumstances described therein. The Global Notes will be deposited with a common depositary for Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear”). Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive definitive notes. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Notes and, while the Notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg.

While the Notes are represented by Global Notes, we will discharge our payment obligations under the Notes by making payments to or to the order of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the Notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a Global Note.

Holders of beneficial interests in the Global Notes will not have a direct right to vote in respect of the Notes so represented. Instead, such holders will be permitted to act only to the extent that they are enabled by Euroclear or Clearstream, Luxembourg.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the Notes provide that Notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant Global Note, a holder who does not have the minimum denomination of €100,000 or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes and would need to purchase a principal amount of Notes such that its holding satisfies the minimum denomination requirement.

If definitive Notes are issued, holders should be aware that definitive Notes which have a denomination that is not an integral multiple of €100,000 may be illiquid and difficult to trade.

If an active trading market does not develop for the Notes you may not be able to resell them.

Prior to this offering, there was no public market for either series of the Notes and we cannot assure you that an active trading market will develop for such Notes. Although we intend to apply for listing of each series of the Notes for trading on the NYSE, no assurance can be given that one or both series of the Notes will become or will remain listed. Even if each series of the Notes are listed, no assurance can be given that a trading market for such Notes will develop or be maintained, and we have no obligation to maintain such listing, and we may delist each series of the Notes at any time. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the underwriters that they currently intend to make a market in these Notes after this offering is completed. However, the underwriters may cease their market-making at any time.

USE OF PROCEEDS

We expect the net proceeds to us from the sale of the Notes to be approximately €988,400,000 (or approximately $1,126,700,000 based upon a euro/U.S. dollar exchange rate as of January 3, 2019 of €1.00 = $1.1399, as published by the Board of Governors of the Federal Reserve System) before deducting estimated expenses of this offering. We expect to use the net proceeds primarily to repay our commercial paper borrowings, and also for general corporate purposes. As of January 8, 2019, such commercial paper had a weighted average interest rate (on a bond-equivalent yield basis) of approximately 2.52% per annum with a weighted average maturity of approximately 28 days.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

We incorporate by reference into this prospectus supplement the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended September 30, 2018.

•	Our Current Reports on Form 8-K filed on October 2, 2018 and October 5, 2018.

•

The description of our common stock contained in the Registration Statement on Form 10 as amended under cover of Form 8 filed on January 19, 1981 and the description of our capital stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, including any amendments or reports filed for purposes of updating such descriptions.

We incorporate by reference into this prospectus supplement any additional documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date we first filed the registration statement to which this prospectus supplement relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this prospectus supplement and the accompanying prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge, by writing or calling John Sperino, our Vice President and Assistant Secretary, at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, telephone 314-553-2000, e-mail john.sperino@emerson.com. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our website is not intended to be an active link and is not part of this prospectus supplement, any free writing prospectus or the registration statement of which this prospectus supplement is part.

DESCRIPTION OF THE NOTES

References to “Emerson”, “we,” “us” and “our” in this section are only to Emerson Electric Co. and not to its subsidiaries.

We will issue the 2025 Notes and 2029 Notes as separate series of debt securities under an indenture dated as of December 10, 1998 between us and The Bank of New York Mellon Trust Company, N.A. (the “Original Trustee”), as successor as trustee to The Bank of New York Mellon (formerly known as The Bank of New York), and a supplemental indenture to be entered into among us, the Original Trustee and Wells Fargo Bank, National Association, as trustee for the Notes offered hereby (the “Trustee”). The indenture, as supplemented by the supplemental indenture, is referred to as the “indenture”. We have summarized selected terms and provisions of the indenture and the Notes below and in the accompanying prospectus under “Description of the Debt Securities.” These summaries are not complete and are subject to, and qualified in their entirety by reference to, the actual provisions of the indenture and the Notes. A copy of the original indenture is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and we will file the supplemental indenture, which will include the form of Notes, as an exhibit to a Current Report on Form 8-K, and which will be incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

We have issued a significant amount of debt securities under the indenture.

Under an agency agreement to be entered into between us, the Trustee, the paying agent, the transfer agent and registrar, we will appoint Elavon Financial Services DAC, UK Branch, to act as paying agent in connection with the Notes, and we will appoint U.S. Bank National Association to act as transfer agent and registrar for the Notes.

Certain Terms of the Notes

The 2025 Notes. The 2025 Notes will be initially limited to €500,000,000 in aggregate principal amount. The 2025 Notes will mature on October 15, 2025. The interest rate on the 2025 Notes will be 1.250% per annum.

The 2029 Notes. The 2029 Notes will be initially limited to €500,000,000 in aggregate principal amount. The 2029 Notes will mature on October 15, 2029. The interest rate on the 2029 Notes will be 2.000% per annum.

The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Notes will be represented by one or more registered global securities that will be deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of Clearstream, Luxembourg and Euroclear. Except as described under “Book-Entry; Delivery and Form – Certificated Notes” in this prospectus supplement, the Notes will not be issuable in definitive form.

Issuance in Euro

Initial holders of the Notes will be required to pay for the Notes in euros, and principal, premium, if any, and interest payments on the Notes, including any payments made upon any redemption of the Notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then in such circumstances, all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent euro/U.S. dollar exchange rate available on or prior to the second business day prior to the relevant payment date, as determined by us in our sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the indenture governing the Notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. See “Risk Factors – The Notes permit us to make payments in U.S. dollars if we are unable to obtain euro.”

Payment of Principal and Interest

Interest on the Notes will accrue from January 15, 2019. We will pay interest on each series of Notes annually in arrears on October 15 of each year, beginning in 2019, and on the applicable maturity date for each such series of Notes, to the record holders at the close of business on the preceding September 30 (whether or not such record date is a business day). For the purposes of the Notes, “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the City of New York or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or January 15, 2019 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The rights of holders of beneficial interests of Notes to receive the payments of interest on such Notes are subject to the applicable procedures of Clearstream, Luxembourg and Euroclear.

We will not make any sinking fund payments in connection with the Notes.

Additional Notes

The 2025 Notes are initially being offered in the aggregate principal amount of €500,000,000 . The 2029 Notes are initially being offered in the aggregate principal amount of €500,000,000. We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the 2025 Notes or the 2029 Notes, as applicable, in all respects, including having the same ISIN and CUSIP numbers, so that such additional Notes shall be consolidated and form a single series with the 2025 Notes or the 2029 Notes, as applicable, and shall have the same terms as to status, redemption or otherwise as the Notes; provided that if any such additional 2025 Notes are not fungible with the 2025 Notes initially offered hereby, or additional 2029 Notes are not fungible with the 2029 Notes initially offered hereby, in either case for U.S. federal income tax purposes, such additional Notes will have one or more separate ISIN and CUSIP numbers. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Ranking

The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Optional Redemption

Either series of Notes will be redeemable, in whole or from time to time in part, at our option at any time. We may redeem the 2025 Notes on any date prior to July 15, 2025 and the 2029 Notes on any date prior to July 15, 2029 at a redemption price in euro equal to the greater of:

(1) 100 percent of the principal amount of the series of the Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the series of Notes to be redeemed, not including any portion of these payments of interest accrued as of the date of which such Notes are to be redeemed, discounted to the date on which such Notes are to be redeemed on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 25 basis points for the 2025 Notes and 30 basis points for the 2029 Notes.

In every such case, the redemption price will also include interest accrued to, but excluding, the date of redemption on the principal balance of the series of Notes being redeemed.

In addition, at any time on or after July 15, 2025, we may redeem some or all of the 2025 Notes, and at any time on or after July 15, 2029, we may redeem some or all of the 2029 Notes, in each case, at our option at a redemption price equal to 100% of the principal amount of the series of Notes to be redeemed, plus, in every such case, interest accrued to, but excluding, the date of redemption on the principal balance of the series of Notes being redeemed.

In any case, the principal amount of a note remaining outstanding after a redemption in part shall be €100,000 or an integral multiple of €1,000 in excess thereof.

For purposes of the optional redemption provisions of the fixed rate notes, the following terms will be applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the series of Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the series of Notes to be redeemed, if they were to be purchased at such price on the third business day prior to the redemption date, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

General Information Regarding Optional Redemption

Notice of any redemption will be mailed or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream, Luxembourg to the holders of the Notes being redeemed not less than 30 days and not more than 60 days before the redemption date of the series of Notes being redeemed, as well as in accordance with the indenture. Unless we default on payment of the redemption price, on and after the redemption date, the series of Notes or any portion of the series of Notes called for redemption will stop accruing interest. On or before any redemption date, we will deposit with the paying agent or the Trustee money sufficient to pay the accrued interest on the series of Notes to be redeemed and their redemption price. If less than all of a series of Notes are to be redeemed, then the Notes in that series shall be selected by the paying agent by a method the paying agent deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream, Luxembourg and Euroclear in accordance with their respective applicable procedures therefor. If the Notes are listed on any national securities exchange, Euroclear or Clearstream, Luxembourg will select the Notes for redemption in compliance with their respective procedures and those of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

The notes are also subject to redemption if certain events occur involving United States taxation. See “–Redemption for Tax Reasons.”

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay such additional amounts as will result in the receipt by each beneficial owner of a note that is not a United States person (as defined below) of such amounts, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts) as would have been received had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)

to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, being considered as:

(a)	being or having been engaged in a trade or business in the United States or having been present in the United States or having had a permanent establishment in the United States;

(b)

having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)

being or having been a personal holding company, a passive foreign investment company, a controlled foreign corporation or a foreign tax exempt organization for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)

being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)	being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)

to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)

to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from payments on the Notes;

(5)

to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, treaty, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)

to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)

to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)

to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(10)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this heading “– Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “– Payment of Additional Amounts” and under the heading “– Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Any reference to amounts payable in respect of the Notes herein or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) or treaties of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations, rulings or treaties, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described herein under the heading “– Payment of Additional Amounts” with respect to a series of Notes, then we may at any time at our option redeem, in whole, but not in part, such outstanding series of Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption; provided such obligation cannot be avoided by our taking reasonable measures available to us, not including substitution of the obligor under such Notes.

Defeasance

We may defease our obligations with respect to a series of Notes. For additional information regarding conditions and requirements for defeasance of a series of Notes, see “Description of the Debt Securities—Defeasance” in the accompanying prospectus.

Governing Law; Jury Trial Waiver

The Notes will be governed by and construed in accordance with the laws of the State of New York. The supplemental indenture will provide that the Company, the Original Trustee and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the supplemental indenture, the Notes or any transaction contemplated thereby.

Information Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the supplemental indenture for the Notes offered hereby. The Trustee is a lender under our backup credit facility. From time to time, we may enter into other banking relationships with the Trustee or its affiliates. Additionally, Wells Fargo Securities International Limited, an affiliate of Wells Fargo Bank, National Association, is one of the underwriters in this offering.

At the time of the issuance of the Notes, the Trustee for the Notes, Wells Fargo Bank, National Association, will maintain its Corporate Trust Office at 150 East 42nd street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services.

Paying Agent, Transfer Agent and Registrar

Pursuant to an agency agreement to be entered between us, the Trustee, the Paying Agent and the transfer agent and registrar, we will appoint Elavon Financial Services DAC, UK Branch, to act as paying agent in connection with the Notes, and we will appoint U.S. Bank National Association to act as transfer agent and registrar for the Notes. Elavon Financial Services DAC, UK Branch will also act as the initial authenticating agent on behalf of the Trustee.

At the time of the issuance of the Notes, the paying agent for the Notes, Elavon Financial Services DAC, UK Branch, will maintain its corporate trust paying agent office at 125 Old Broad Street, Fifth Floor, London EC2N 1 AR, United Kingdom, Attention: MBS Relationship Management. At the time of the issuance of the Notes, U.S. Bank National Association, in its capacity as transfer agent and registrar, will maintain its office 100 Wall Street, New York, New York 10005.

BOOK-ENTRY; DELIVERY AND FORM

The Notes will initially be represented by the Global Notes. Each Global Note will be registered in the name of the nominee of the common depositary (the “Common Depositary”) for the accounts of Clearstream, Luxembourg and Euroclear.

Upon the registration of the Global Notes in the name of any nominee for Clearstream, Luxembourg and Euroclear and delivery of the Global Notes to the Common Depositary, Clearstream, Luxembourg and Euroclear will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. You may hold your interests in the Global Notes in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Global Notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream, Luxembourg’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of the Notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the Notes will take place through Clearstream, Luxembourg and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Notes will receive payments relating to their Notes in euro, except as described in “Description of Notes-Issuance in Euro.”

Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the Notes held by them. Neither, we, the Original Trustee, the Trustee, the paying agent, the registrar nor the transfer agent have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Additionally, neither we, the Original Trustee, the Trustee, the paying agent, the registrar or the transfer agent supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of such Note.

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

Clearstream, Luxembourg

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”), and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their Notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Each of the persons shown in the records of Clearstream, Luxembourg and Euroclear or any other clearing system (“Alternative Clearing System”) as the holder of a Note represented by a Global Note must look solely to Clearstream, Luxembourg, Euroclear or any such Alternative Clearing System (as the case may be) for his share of each payment made by us to the holder of the relevant Global Note and in relation to all other rights arising under the Global Note, subject to and in accordance with the respective rules and procedures of Clearstream, Luxembourg, Euroclear or such Alternative Clearing System (as the case may be). Such persons shall have no claim directly against us in respect of payments due on the Notes for so long as the Notes are represented by the Global Notes and we will discharge such obligations by payment to the holder of the relevant Global Note in respect of each amount so paid.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Definitive Notes

Subject to certain conditions, the Notes represented by the Global Notes are exchangeable for Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(a)

the depositary for any of the Notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days;

(b)

the relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces its intention permanently to cease business or does in fact do so;

(c)	we have or will become subject to adverse tax consequences which would not be suffered were the Notes represented by the Global Note in definitive form; or

(d)	an Event of Default under the Notes has occurred and is continuing.

In all cases, Notes in definitive form delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of Euroclear or Clearstream, Luxembourg (in accordance with their customary procedures).

Notices

Notices to holders of the notes will be sent by mail to the registered holders or otherwise transmitted in accordance with the procedures of Euroclear or Clearstream, Luxembourg.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes. This discussion is based upon provisions of the Code, applicable U.S. Treasury regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) so as to result in U.S. federal income tax consequences different from those discussed below. This discussion is for general information purposes only, and is not tax advice.

Except where noted, this discussion deals only with a Note held as a capital asset by a beneficial owner who purchases such Note on original issuance at the first price, which we refer to as the “issue price,” at which a substantial portion of the Notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the Notes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding the Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to entities treated as “passive foreign investment companies” for U.S. federal income tax purposes;

•	tax consequences to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•

tax consequences to persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement;

•	tax consequences to certain former citizens or residents of the United States;

•	alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or foreign tax consequences; and

•	estate or gift taxes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Notes that is a partnership and partners in such a partnership should consult their own tax advisors.

If you are considering the purchase of either series of the Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the U.S. federal estate or gift tax laws or under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of the Notes that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term “Non-U.S. holder” to describe a beneficial owner of the Notes that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

YOU SHOULD CONSULT WITH YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, FRANCHISE, PERSONAL PROPERTY AND ANY OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Certain Contingent Payments

In certain circumstances, we may choose or be obligated to pay amounts in excess of the stated interest or principal on the Notes (see “Description of the Notes – Payment of Additional Amounts”). The obligation to make such payments may implicate the provisions of Treasury regulations relating to nonfunctional currency “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a holder with respect to the Notes if, as of the date the Notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. Also, under applicable Treasury regulations, if a debt instrument provides for alternative payment schedules applicable upon the occurrence of a contingency, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date, and if one of such schedules is significantly more likely than not to apply, the yield and maturity of the debt instrument are determined by assuming that the payments will be made according to that payment schedule. We intend to take the position that the contingencies associated with such payments on the Notes should not cause the Notes to be subject to the nonfunctional currency contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, you might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as nonfunctional currency contingent payment debt instruments. You are urged to consult your own tax advisors regarding the potential application to the Notes of the nonfunctional currency contingent payment debt instrument rules and the consequences thereof.

Taxation of U.S. Holders

Interest on the Notes

It is anticipated that the Notes will be issued with no more than a de minimis amount (as set forth in the applicable U.S. Treasury regulations) of original issue discount, or “OID.” Interest paid on the Notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder’s regular method of tax accounting for U.S. federal income tax purposes).

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest in euro (including a payment attributable to accrued but unpaid interest upon the sale, exchange, redemption, repurchase or other taxable disposition of a Note) will be required to include in income the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received), regardless of whether the payment is in fact converted to U.S. dollars at that time. A cash basis U.S. holder will not recognize exchange gain or loss on the receipt of interest income, but may recognize exchange gain or loss attributable to the actual disposition of the euro received.

A U.S. holder that uses the accrual method of tax accounting will, unless an alternative election is made, accrue interest income in euro and translate that amount into U.S. dollars based on the average spot rate of exchange in effect for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate for the partial period within the applicable taxable year. Alternatively, an accrual method U.S. holder may elect to translate interest income into U.S. dollars at the spot rate on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that spans two taxable years) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. holder that makes this election must apply it consistently to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot change the election without the consent of the IRS. A U.S. holder that uses the accrual method will recognize currency exchange gain or loss with respect to accrued interest income on the date the interest payment (or proceeds from a sale, exchange, redemption, repurchase or other taxable disposition attributable to accrued interest) is actually received. The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the euro payment received (determined based on the spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined using the averaging method described above, unless an alternative election is made), regardless of whether the payment is in fact converted to U.S. dollars. This currency exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Notes

A U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, repurchase by us or other taxable disposition of a Note (except to the extent the amount realized is attributable to accrued interest not previously included in income, which will be taxable as ordinary interest income) and the U.S. holder’s adjusted tax basis in such Note. A U.S. holder’s adjusted tax basis in the Note generally will be the U.S. dollar value of the euro used to purchase the Note at the spot exchange rate on the purchase date. If the Note is traded on an established securities market, as the Notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of the euro amount paid for the Note on the settlement date of the purchase.

The amount realized on the sale, exchange, redemption, repurchase or other taxable disposition of a Note for an amount in euro will generally be the U.S. dollar value of such euro based on the spot exchange rate on the date the Note is disposed of; provided, however, that if the Note is traded on an established securities market, as the Notes are expected to be, a cash basis U.S. holder (and if it elects, an accrual basis U.S. holder) will determine the U.S. dollar value of such euro on the settlement date of the disposition. If an accrual method U.S. holder makes such election, such election must be applied consistently to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies, and to any debt instruments thereafter acquired, and cannot be changed without the consent of the IRS. If a Note is not traded on an established securities market (or, if a Note is so traded, but a U.S. holder is an accrual basis U.S. holder that has not made the settlement date election), a U.S. holder will recognize currency exchange gain or loss (taxable as ordinary income or loss) to the extent that the U.S. dollar value of the euro received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized.

Except as discussed below with respect to currency exchange gain or loss, any gain or loss recognized by a U.S. holder on a taxable disposition of the Note will be capital gain or loss. If, at the time of the sale, exchange, redemption, repurchase or other taxable disposition of the Note, a U.S. holder is treated as holding the Note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for reduced rates of U.S. federal income taxation. A U.S. holder’s ability to deduct capital losses may be limited. You should consult your tax advisor regarding the foreign tax credit implications of the sale, exchange, redemption, repurchase or other taxable disposition of a Note.

Gain or loss realized upon the sale, exchange, redemption, repurchase or other taxable disposition of a Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Gain or loss attributable to fluctuations in currency exchange rates generally will equal the difference between (i) the U.S. dollar value of a U.S. holder’s purchase price for the Note in euro, determined using the spot price on the date the Note is disposed of, and (ii) the U.S. dollar value of a U.S. holder’s purchase price for the Note in euro, determined using the spot price on the date the U.S. holder acquired the Note (or, in each case, determined on the settlement date if the Notes are traded on an established securities market, as the Notes are expected to be, and the U.S. holder is either a cash basis or an electing accrual basis holder). Payments received that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest described above. The exchange gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange, redemption, repurchase or other taxable disposition of the Note, and generally will be ordinary income or loss.

Exchange of Foreign Currencies

A U.S. holder’s tax basis in the euro received as interest on or on the sale, exchange, redemption, repurchase or other taxable disposition of a Note will be the U.S. dollar value of such euro at the spot rate in effect on the date of receipt of the euro. Any gain or loss recognized by a U.S. holder on a sale, exchange, redemption, repurchase or other taxable disposition of the euro will be ordinary income or loss.

Tax Return Disclosure Requirements

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the Notes are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the Notes as a reportable transaction if this loss meets or exceeds the relevant threshold in the regulations, and to disclose its investment by filing Form 8886 with the IRS. Prospective purchasers should consult their tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to interest on the Notes and the proceeds of a sale of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the US holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Non-U.S. Holders

The following discussion is a summary of material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the Notes held by a person who is a “Non-U.S. holder” as defined above.

Interest on the Notes

Subject to the discussions below concerning income effectively connected with a U.S. trade or business backup withholding and FATCA, payments of interest on the Notes made to a Non-U.S. holder generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if the Non-U.S. holder properly certifies its foreign status (in the manner described below) and:

•	is not a “10-percent shareholder” of us, as defined in Section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	such amounts are not effectively connected with the conduct of a trade or business in the U.S. by the Non-U.S. holder;

•	is not a bank described in Section 881(c)(3)(A) of the Code; and

•	is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership.

The portfolio interest exemption, and several of the special rules for Non-U.S. holders described below, generally apply only if you appropriately certify as to your foreign status. In order to meet this certification requirement, you must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent certifying under penalties of perjury that, among other things, you are not a U.S. person.

If you hold the Notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and other intermediaries, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you do not satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the Notes will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, or IRS Form W-8ECI as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or because the income is effectively connected with a U.S. trade or business.

If interest paid to a Non-U.S. holder is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. holder provides appropriate certification), the Non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, if the Non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate).

Sale, Exchange, Redemption, Repurchase or other Taxable Disposition of the Notes

Subject to the discussions below concerning backup withholding and FATCA, and except with respect to accrued but unpaid interest, which will be taxable as described above under “– Interest on the Notes,” you generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, exchange, redemption, repurchase or other taxable disposition of a Note unless (i) you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. holder and, if required by an applicable income tax treaty, such Non-U.S. holder maintains a U.S. permanent establishment or fixed base to which such gain is attributable.

If you are subject to U.S. federal income tax on the taxable disposition of the Notes because you are described in (i) of the paragraph above, any gain realized by you from the sale, exchange, retirement or other taxable disposition of the Notes generally will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain U.S. source capital losses. If you are subject to U.S. federal income tax because you are described in (ii) of the paragraph above, any gain realized by you from the sale, exchange, retirement or other taxable disposition of the Notes will be subject to tax on a net income basis at graduated U.S. federal income tax rates as if the holder were a U.S. person and if such Non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or lower applicable treaty rate).

Information Reporting and Backup Withholding

Payments of interest made to you, and any amounts withheld from such payments, generally will be required to be reported to the IRS. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which you are resident. Backup withholding generally will not apply to payments of interest and principal on a Note to a Non-U.S. holder if you duly provide certification of foreign status such as an IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) described above under “– Interest on the Notes,” or if you otherwise establish an exemption from backup withholding, provided that we do not have actual knowledge or reason to know that you are a U.S. person.

Payment of the proceeds of a sale or other disposition of a Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements, but not backup withholding, generally will apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker that has certain connections to the U.S. unless such a broker has documentary evidence in its records that you are a Non-U.S. holder and certain other conditions are met or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refunded if the proper information is provided to the IRS on a timely basis.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual banks, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or withhold tax on U.S. source payments made to such U.S. account holders (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S. source payments otherwise subject to nonresident withholding tax (e.g. U.S. source interest income). Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, withholdable payments do not include gross proceeds from any sale or disposition of the Notes. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING

We are selling the Notes to the Underwriters named below under a Pricing Agreement dated January 8, 2019. The Underwriters, and the amount of the Notes each of them has severally agreed to purchase from us, are as follows:

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2029 Notes
Deutsche Bank AG, London Branch	€92,500,000	€92,500,000
Barclays Bank PLC	92,500,000	92,500,000
Citigroup Global Markets Limited	67,500,000	67,500,000
J.P. Morgan Securities plc	67,500,000	67,500,000
BNP Paribas	45,000,000	45,000,000
HSBC Securities (USA) Inc.	45,000,000	45,000,000
Merrill Lynch International	45,000,000	45,000,000
Wells Fargo Securities International Limited	45,000,000	45,000,000

Total	€500,000,000	€500,000,000

Under the terms and conditions of the Pricing Agreement, if the Underwriters take any of the Notes, then they are obligated to take and pay for all of the Notes.

To the extent any Underwriter that is not a U.S.-registered broker-dealer intends to effect sales of Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The Underwriters initially propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page and part to certain dealers at a price that represents a concession not in excess of:

•	.200% of the principal amount of the 2025 Notes; and

•	.300% of the principal amount of the 2029 Notes.

Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers not in excess of:

•	.100% of the principal amount of the 2025 Notes; and

•	.150% of the principal amount of the 2029 Notes.

After the initial offering of the Notes, the Underwriters may, from time to time, vary the offering price and other selling terms.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of such liabilities.

The following table shows the underwriting discount that we will pay to the Underwriters in connection with this offering of the Notes:

Underwriting Compensation	Underwriting Discounts and Commissions paid by us
	Per Note	Total
2025 Notes	0.350%	€1,750,000
2029 Notes	0.475%	2,375,000

Total	—	€4,125,000

We estimate that we will spend approximately $1,300,000 for printing, ratings agency, trustee and legal fees, and other expenses related to this offering.

Each series of the Notes is a new issue of securities, and there are currently no established trading markets for the Notes. We intend to file an application to list each series of the Notes on the NYSE. We expect trading in the Notes of each series on the NYSE to begin less than 30 days after the original issue date, but such listing application is subject to review and approval of the NYSE. Even if each series of the Notes are listed, no assurance can be given that a trading market for each series of the Notes will develop or be maintained, and we have no obligation to maintain such listing, and we may delist the each series of Notes at any time.

The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the issue of the Notes, Barclays Bank PLC (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a higher level than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. To the extent required under applicable law, any stabilization action may only begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the other Underwriters a portion of the underwriting discount received by it because Barclays Bank PLC has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with us or our affiliates, including participating as lenders under our backup credit facility. They have received, and may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those affiliates or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Extended Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about January 15, 2019, which is the fifth U.S. business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the third business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

Other than in the United States, to the best of our knowledge, no action has been taken by us or the Underwriters that would permit a public offering of the Notes in any jurisdiction where action for that purpose is required. The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of Notes in the United States by any Underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II product governance/Professional investors and ECPs only target market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

United Kingdom

This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and accordingly, are only being distributed to, and are only directed at, persons who are outside the United Kingdom or persons in the United Kingdom who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

VALIDITY OF THE NOTES

John Sperino, our Vice President and Assistant Secretary, will pass upon the legality of the Notes for us. Davis Polk & Wardwell LLP, New York, New York, will pass upon the legality of the Notes for the Underwriters. Mr. Sperino is paid a salary by us, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of our common stock. Davis Polk & Wardwell LLP will rely on the opinion of Mr. Sperino with respect to all matters of Missouri law. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP acts as counsel to us from time to time with respect to various matters but not with respect to the Notes. Bryan Cave Leighton Paisner LLP, St. Louis, Missouri, is also representing us in connection with some aspects of this offering.

EXPERTS

The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2017 and 2018, and for each of the years in the three-year period ended September 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of September 30, 2018, contains an explanatory paragraph that states “The Company acquired the tools and test equipment business and Aventics during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2018, the tools and test equipment business’ and Aventics’ internal control over financial reporting associated with total assets and revenues of 9 percent and 1 percent, respectively, included in the consolidated financial statements of the Company as of and for the year ended September 30, 2018.” KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the tools and test equipment business and Aventics.

EMERSON ELECTRIC CO.

DEBT SECURITIES

PREFERRED STOCK ($2.50 PAR VALUE)

COMMON STOCK ($0.50 PAR VALUE)

WARRANTS

SHARE PURCHASE CONTRACTS

SHARE PURCHASE UNITS

We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. You should read this prospectus, any prospectus supplement, any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference carefully before you invest.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “EMR.” On November 17, 2017, the closing price of our common stock was $59.85 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on Page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 20, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities that we may sell pursuant to this registration statement.

In this prospectus, “we,” “us,” “our,” the “Company” and “Emerson” refer to Emerson Electric Co.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Information We Incorporate By Reference” and the additional information described under the heading “Where You Can Find More Information” below.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplements or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any other material that we authorize, is accurate at any date other than the date included in the cover page of these documents.

INFORMATION ABOUT EMERSON

Emerson Electric Co. was incorporated in Missouri in 1890, and has evolved through internal growth and strategic acquisitions and divestitures from a regional manufacturer of electric motors and fans into a diversified global leader that brings technology and engineering together to provide innovative solutions for customers in a wide range of industrial, commercial and consumer markets around the world. Our principal executive offices are located at 8000 West Florissant Avenue, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business which are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K for the year ended September 30, 2017, which are hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

Risks Related to Our Securities

There may be no established trading market for some of our securities offered, and this could make selling such securities difficult and also impact the price of such securities.

There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

Net proceeds from the sale of our securities may not result in an increase in investment value.

Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.

If you purchase certain debt securities that we may offer, you may be required to accrue original issue discount on the notes for United States Federal income tax purposes and you may be required to pay taxes even though you may not have received any payments.

We may offer debt securities to be sold at more than a de minimis discount below their stated principal amount, and such discounted debt securities will be treated as having been issued with original issue discount for

United States Federal income tax purposes. If the notes are so treated, you will be required to accrue original issue discount on the notes in your gross income, such that you may have to pay taxes with respect to such accrued original issue discount even though you may not have received any payments. For additional information, see “Description of the Debt Securities – Original Issue Discount Securities.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room in Washington, D.C., which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Because our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “EMR,” those materials can also be inspected and copied at the offices of those organizations.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended September 30, 2017.

•	Our Current Reports on Form 8-K filed with the SEC on November 14, 2017 and November 16, 2017.

•

The description of our common stock contained in our Registration Statement on Form 10 as amended by our Form 8 filed on January 19, 1981, and the description of our capital stock contained in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended September 30, 2017.

We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) rather than filed with the SEC, unless we expressly incorporate such furnished information. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov), or you may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain these documents from us, without charge, by writing or calling J. G. Shively, our Vice President and Assistant Secretary, at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, telephone 314-553-2000, e-mail john.shively@emerson.com. Our SEC filings are also available to the public on our website at http://www.emerson.com. Information on our web site is not intended to be an active link and is not part of this prospectus, any prospectus supplement, any free writing prospectus or the registration statement of which this prospectus is part.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, free writing prospectus or other offering material, or in documents incorporated by reference into this prospectus, may contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “may,” “might,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “will,” “forecast,” or “assume.” These forward-looking statements are based on current expectations, are subject to risks and uncertainties, and we undertake no obligation to update any such statements to reflect later developments. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

Such factors include, but are not limited to, the following: (i) Emerson’s ability to complete its proposed acquisition of Rockwell Automation Inc. (including the possibility that Rockwell will reject the proposed acquisition) and the terms, timing, costs or benefits of any such acquisition; (ii) the impact of the increases in the Company’s debt levels and outstanding shares as a result of the acquisition; (iii) difficulties in integration and in the timing and degree of realization of the anticipated benefits of the acquisition; (iv) diversion of management time on acquisition-related issues; (v) the current and future business environment, including capital and consumer spending, potential volatility of the end markets served, interest rates, and currency exchange rates; (vi) competitive factors and competitor responses to Emerson initiatives; (vii) development and market introduction of anticipated new products; (viii) the ability to defend and protect our intellectual property rights; (ix) favorable environments for and execution of acquisitions and divestitures, domestic and foreign, including regulatory requirements and market values of candidates; (x) integration of acquisitions and separation of disposed businesses; (xi) the availability of raw materials and purchased components; (xii) stability of governments and business conditions in foreign countries which could result in adverse changes in exchange rates, changes in regulation, nationalization of facilities or disruption of operations; (xiii) unrestricted access to capital markets; (xiv) our ability to attract, develop and retain key personnel; (xv) ability to prevent security breaches or disruptions of our information technology systems; and (xvi) the outcome of pending and future litigation, including environmental compliance.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment or refinancing of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. If we anticipate that proceeds will be earmarked for a specific purpose, such as to repay debt or make an acquisition, as required we will disclose the principal purpose for the net proceeds from each sale of our securities, and the amounts intended for each such purpose, in the relevant prospectus supplement. If the prospectus supplement does not disclose the principal purposes for the net proceeds of the offering and the approximate amounts to be used for each such purpose, we will include, as required, a discussion of our reasons for conducting that offering in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For purposes of computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus the amount of fixed charges. Fixed charges consist of interest expense and one-third of all rental expense, which is the portion of rental expense deemed to represent interest.

	Year Ended September 30,
	2013	2014	2015	2016	2017
Ratio of Earnings to Fixed Charges	7.7X	10.0X	12.5X	7.9X	8.7X

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities;

•	shares of preferred stock;

•	shares of common stock;

•	warrants to purchase common stock, preferred stock, debt securities or any combination thereof;

•	share purchase contracts; or

•	share purchase units.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States Federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus, or other offering materials we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Where You Can Find More Information” and “Information We Incorporate By Reference.”

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF THE DEBT SECURITIES

This section describes some of the general terms of the debt securities that we may issue, from time to time, either separately, upon exercise of a warrant, as part of a share purchase unit or otherwise. Each prospectus supplement describes the particular terms of the debt securities we are offering under that prospectus supplement. Each prospectus supplement also indicates the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that prospectus supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement or any applicable free writing prospectus.

We will issue the debt securities under an Indenture, dated as of December 10, 1998 (the “Indenture”) between us and The Bank of New York Mellon Trust Company, N.A., as successor as trustee to The Bank of New York Mellon (formerly known as The Bank of New York). We are summarizing certain important provisions of the Indenture and material known provisions of the debt securities. We do not restate the Indenture or the known terms of the debt securities in their entirety. We urge you to read the Indenture and the form of debt securities because they, and not this description, define your rights as holders of the debt securities. We previously filed the Indenture with the SEC, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we do not define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

General

The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidences of indebtedness.

We have issued a significant amount of debt securities under the Indenture. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)

The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	The title of the debt securities.

•	Whether we may “reopen” the debt securities and issue additional debt securities of the same series.

•	Any limit on the amount of such debt securities that we may offer.

•	The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.

•	The amortization schedule, maturity date or retirement of the debt securities.

•

The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity. We may also specify how the rate or rates on the debt securities will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	The date from which interest on the debt securities will accrue or how the date will be determined.

•	The dates on which we will pay interest and the regular record dates for determining which Holders are entitled to receive the interest.

•	If applicable, the dates on which or after which, and the prices and other terms at which, we are required to redeem the debt securities or have the option to redeem the debt securities.

•	If applicable, the circumstances under which we may be obligated to make an offer to repurchase the debt securities upon the occurrence of a change in control.

•	If applicable, any provisions with respect to amortization, sinking funds or retirement.

•	If applicable, any limitations on the defeasance provisions of the Indenture or any debt securities.

•	The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.

•	Any additional restrictive covenants or other material terms relating to the debt securities.

•	The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt or other securities.

•	Any additional Events of Default that will apply to the debt securities.

•

If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

•	Any other material terms of the debt securities.

We may issue debt securities in one or more series, or tranches, at one or more times, having terms different from one another, including, but not limited to principal amount, maturity, interest rate and covenants.

Payments on Debt Securities

We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be a corporate trust office or agency of the Trustee in New York, New York unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under “Book-Entry Debt Securities” below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.

Unless otherwise indicated in the prospectus supplement, if any principal or interest payment date or date (if any) fixed for redemption or repayment of the debt securities is not a “Business Day,” we will pay interest or principal, as the case may be, on the next succeeding Business Day and no interest shall accrue for the period after such date. Unless otherwise indicated in the prospectus supplement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which applicable law or regulation authorizes or requires banking institutions in The City of New York, New York to close.

Form, Denominations and Transfers

Unless otherwise indicated in the prospectus supplement:

•	The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.

•	We will not charge any fee to exchange or register any transfer of any debt securities, except for taxes or other governmental charges (if any). (Section 2.8)

Ranking

Unless we otherwise indicate in a prospectus supplement, the debt securities will be our senior unsecured debt obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.

Original Issue Discount Securities

If debt securities are Original Issue Discount Securities, we will offer and sell them at a more than de minimis discount below their stated principal amount. “Original Issue Discount Security” means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1)

If we issue Original Issue Discount Securities:

•

For Federal income tax purposes, you will need to include in your income the total amount of the original issue discount, or “OID,” as ordinary income over the life of the Original Issue Discount Security. The amount that the Original Issue Discount Security increases in value each tax year must be included in your taxable income as interest on your tax return. You must report OID as it accrues, whether or not you receive any taxable interest payments. This means that you must recognize income gradually over the life of the Original Issue Discount Security, even though you may not receive actual payments. This rule applies whether you are on the cash or accrual basis of accounting.

•

The OID accrues on a “constant yield” basis. The general result of this method of allocating annual interest is that interest accrual will be smaller in the earlier years after issuance of the Original Issue Discount Security and larger in the later years.

•

Your basis in the Original Issue Discount Security will increase as you recognize the OID as income. Your basis will decrease by the amount of any payments you receive on the Original Issue Discount Security (other than certain stated interest that is not taken into account in the calculation of OID).

To the extent required, we will describe specific Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement and file an opinion of counsel with respect to any such material tax consequences.

Disposition of the Debt Securities

Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in your income) and (ii) your adjusted tax basis in the debt security. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you increased by the amount of OID previously included in income by you. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The maximum Federal tax rate on long-term capital gains is generally 20% for individuals and 35% for corporations (for the 2017 taxable year). In addition, a 3.8% net investment income tax applies to net investment income earned by certain individuals, estates and trusts.

Information Reporting and Backup Withholding

We will report to you and to the IRS the amount of interest payments, including OID, and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to you, and the amount we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless you:

•	are a corporation or come within certain exempt categories and, when required, demonstrate that fact; or

•	provide a taxpayer identification number (“TIN”), certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Foreign Account Tax Compliance Act

Withholding taxes on payments to non-U.S. holders of our debt securities could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime. Under FATCA, foreign financial institutions, defined broadly to include hedge funds, private equity funds and other investment vehicles, must comply with new information gathering and reporting rules with respect to their US account holders. Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on certain U.S. source payments, including payments of interest, OID, and gross proceeds from the sale (made on or after January 1, 2019) of any equity or debt instruments of U.S. issuers. Payments of interest or OID to foreign nonfinancial entities and gross proceeds from the sale (on or after January 1, 2019) of any equity or debt instruments will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.

Indexed Debt Securities

We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional tax considerations which would apply to the Holders of those debt securities in the applicable prospectus supplement, and file any required opinion of counsel with respect to any related material tax consequences.

Certain Restrictions

Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a Holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.

Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:

•	mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;

•	mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;

•	mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;

•	mortgages that existed at the date of the Indenture;

•	mortgages on property of a company that exist when we acquire the company;

•	mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or

•	extensions, renewals or replacement of any of the mortgages described above.

A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our Consolidated Net Tangible Assets. (Section 3.6)

Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless

•

we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

•	we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation, or the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture; and (2) immediately after any such transaction, there is no default. (Section 9.1)

Defeasance

The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would irrevocably deposit with the Trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on the defeased debt securities. Our ability to exercise our option to cause a defeasance is conditioned upon (a) no Event of Default, or event which with notice or lapse of time or both would become an Event of Default, occurring, and (b) no breach continuing or occurring as a result of such defeasance. If we make such a deposit with respect to your debt securities, we may elect either:

•

to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to liens and sale/leaseback transactions.

To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the prospectus supplement. (Sections 12.1 through 12.4)

Events of Default, Notice and Waiver

If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If certain specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)

An Event of Default in respect of any series of debt securities means:

•	default for 30 days in payment of any interest installment;

•	default in payment of principal, premium, sinking fund installment or analogous obligation when due;

•

unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series;

•	certain events of our bankruptcy, insolvency and reorganization; and

•	any additional events of default described in the prospectus supplement. (Section 5.1)

Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term “default” means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)

Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to receive from such Holders such reasonable indemnity or, in certain cases, security, as it may require, against costs, liabilities and expenses, subject to its duty, during an Event of Default, which has not been cured or waived, to act with the required standard of care. (Sections 6.1 through 6.13)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

The Indenture provides that Holders of debt securities do not have any right to bring suit under the Indenture unless such Holder shall have given to the Trustee written notice of default and unless Holders of 25% in principal amount of the outstanding debt securities of such series shall have made written request to the Trustee and offered to the Trustee such reasonable indemnity as it may require, and the Trustee shall have failed for 60 days to institute such suit. (Section 5.6)

If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:

•	First, to the Trustee and its agents and attorneys an amount sufficient to cover their reasonable compensation, costs, expenses, liabilities and advances made.

•

Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

•	Third, the remainder to us or any other person entitled to it. (Section 5.3)

We must file an annual certificate with the Trustee as to our compliance with conditions and covenants under the Indenture. (Section 3.5)

In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)

Modification or Amendment of the Indenture

If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would

•	add, change or eliminate provisions in the Indenture; or

•	change the rights of the Holders of debt securities.

However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:

•	change the maturity;

•	reduce the principal amount or any premium;

•	reduce the interest rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;

•	impair or affect the right of any Holder to institute suit for payment;

•	change any right of the Holder to require repayment; or

•	reduce the requirement for approval of supplemental indentures. (Section 8.2)

We may also, without consent of the Holders, enter into supplemental indentures with the Trustee that would, among other things:

•	convey property to the Trustee as security for the debt securities;

•	evidence the succession of another corporation and provide for assumption of rights and obligation under the Indenture;

•	add covenants, restrictions and conditions as we and the Trustee shall consider to be for the protection of the Holders of the outstanding debt securities;

•	add covenants, restrictions and conditions as described under “General” above;

•	cure any ambiguity or correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision contained in the Indenture;

•	make such other provisions as we may deem necessary or desirable so long as the interests of the Holders are not adversely affected thereby; or

•	make such other changes to the terms of the debt securities as left to our discretion by the terms of the Indenture. (Section 8.1)

Regarding the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., as successor as Trustee to The Bank of New York Mellon (formerly known as The Bank of New York). Unless we otherwise indicate in a prospectus supplement, the Trustee will also be the paying agent and registrar of the debt securities. The Trustee is also the Trustee, as successor to The Bank of New York Mellon, in respect of our other debt securities issued and outstanding under the Indenture. The Bank of New York Mellon, an affiliate of the Trustee, is committed to lend to us under our revolving credit agreement. From time to time, we may enter into other banking relationships with the Trustee or its affiliates.

Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

BOOK-ENTRY DEBT SECURITIES

The applicable prospectus supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 55 Water Street, New York, New York 10041. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. DTC has no knowledge of the actual beneficial owners of the securities as DTC’s records reflect only the identity of participants, which may or may not be the actual beneficial owners. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.

Neither DTC nor its nominee, Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy). Conveyance of notices and other communication among DTC, participants and holders of securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.

We will make payments on each series of book-entry debt securities to DTC or its nominee (Cede & Co.), as the sole registered owner and Holder of the global book-entry security. Neither Emerson, the Trustee nor any of our or their agents will be responsible or liable for any aspect of DTC’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC’s records relating to such beneficial ownership interests.

DTC has advised us that, when it receives any payment on a global security, it will, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC’s records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in “street name”) and will be the sole responsibility of such participants.

A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or (z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. Subject to the foregoing, an owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. No fees or costs of DTC will be charged to you.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK OF EMERSON

The following is a summary of the material terms of our capital stock and the provisions of our Restated Articles of Incorporation and Bylaws, as amended. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our Restated Articles of Incorporation, Bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share.

Common Stock

All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange.

Computershare, Inc. is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the Chicago Stock Exchange under the symbol “EMR.”

Preferred Stock

Our Restated Articles of Incorporation vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:

•	To fix the distinctive serial designation of the shares of any such series;

•

To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

•	To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;

•	To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;

•	From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;

•

To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

•	To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;

•	To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and

•	To set the consideration for which the shares of the series are to be issued.

Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Restated Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Restated Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the Restated Articles of Incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Restated Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our Restated Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC, as required.

Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.

Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

The preferences, priorities, special rights and powers given to the preferred stock under our Restated Articles of Incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of two-thirds (2/3) of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our Restated Articles of Incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding;

provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.

Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the Restated Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Board Representation. Our Restated Articles of Incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the Restated Articles of Incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (and shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to the provisions of our Restated Articles of Incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.

Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson. See also “Certain Charter and Bylaw Provisions” below.

Series B Junior Participating Preferred Stock

Our board previously authorized the issuance of 1,200,000 shares of preferred stock as Series B junior participating preferred stock in connection with our adoption of a shareholder rights plan as of November 1, 1998, which expired by its terms on November 1, 2008. We do not have any current plans to utilize such preferred stock. At the time of its authorization, our board designated the dividend, liquidation, voting and redemption features and the rights in the event of a merger of the Series B junior participating preferred stock so that the value of one one-thousandth (1/1,000th) of a share of Series B junior participating preferred stock approximated the value of one share of common stock. Each of these shares, if issued, would generally be non-redeemable and junior to all other series of preferred stock, have a variable preferential cumulative quarterly dividend, entitle its holder to receive a variable preferred liquidation payment and have one vote.

Certain Charter and Bylaw Provisions

Our Restated Articles of Incorporation and Bylaws:

•	provide for a classified board of directors;

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;

•	require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our Restated Articles of Incorporation; and

•	provide that the Bylaws may be amended only by the majority vote of the board of directors.

Shareholders will not be able to amend the Bylaws without first amending the Restated Articles of Incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson. The Company intends to submit to a shareholder vote at its 2018 Annual Meeting of Shareholders a proposed amendment to the Restated Articles of Incorporation that would provide shareholders with the right to amend the Bylaws. This proposal is subject to an approval requirement of 85% of the total voting power of all outstanding shares.

Since the terms of our Restated Articles of Incorporation and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Restated Articles of Incorporation and Bylaws. If you would like to read our Restated Articles of Incorporation and Bylaws, they are on file with the SEC or you may request a copy from us.

Size of Board

Our Restated Articles of Incorporation provide that the number of directors will be fixed by our Bylaws; provided that the Bylaws must provide for three or more directors. Our Bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our Bylaws, our board of directors has fixed the number of directors at ten. Our Restated Articles of Incorporation and Bylaws further provide that our Bylaws may be amended only by majority vote of our entire board of directors.

Election of Directors

Nominations outside of Emerson’s proxy statement. In order for you to nominate a candidate for director outside of our proxy statement, our Bylaws require that you give timely notice to us in advance of the meeting. Ordinarily, you must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting or prior public disclosure of the date of the meeting, then you must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting). Your notice must describe various matters regarding the nominee as specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting. Our Bylaws also set out specific eligibility requirements that nominees for director must satisfy, including various representations and agreements.

Nominations for inclusion in Emerson’s proxy statement (Proxy Access). In certain cases, our Bylaws permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. You must give notice of director nominees submitted under these Bylaw provisions not less than 120 days nor more than 150 days before the meeting. To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder making a nomination must appear at the meeting for the nomination to be considered.

No cumulative voting. Our Bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

No person shall be eligible for election as a director if such person is seventy-two years old or older at the commencement of his term. However, we have amended our Bylaws from time to time to grant exceptions to individual nominees.

Classified Board

Our Restated Articles of Incorporation and Bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

Removal of Directors

Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our Restated Articles of Incorporation provide that shareholders may remove a director with or without “cause” and with the approval of the holders of 85% of Emerson’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director’s service as a director or employee of Emerson.

Filling Vacancies

Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation. Our Bylaws provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies.

Limitations on Shareholder Action by Written Consent

Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Calling Shareholder Meetings

Under our Restated Articles of Incorporation and Bylaws, special meetings of shareholders may be called only by a majority of our board of directors, our chairman of the board, or the holders of not less than 85% of our voting stock.

Limitations on Introducing Other Items of Business

In order for you to bring an item of business before a shareholder meeting, our Bylaws require that you give us timely notice in advance of the meeting. Ordinarily, you must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days’ notice of the meeting, then you must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). Your notice must include, among other things, a description of the item of business, the reasons for bringing the item of business and other specified matters. The notice must also include as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. The Bylaws require that these disclosures be updated and supplemented, if necessary and that the shareholder proposing business must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Amendment of Restated Articles of Incorporation

Our Restated Articles of Incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our Restated Articles of Incorporation respecting business combinations, the board of directors, removal of directors, amendment of Bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.

Business Combination Provisions in Restated Articles of Incorporation

Our Restated Articles of Incorporation provide that certain business combinations involving Emerson and certain 10% shareholders, each as defined in our Restated Articles of Incorporation, require the affirmative vote of the holders of 85% of the outstanding shares of Emerson common stock unless (i) a majority of the continuing directors (as defined in our Restated Articles of Incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied. Under Missouri law, for certain other mergers, the shareholder approval requirement may be two-thirds of the outstanding shares entitled to vote. However, additional requirements may apply as described in “Missouri Statutory Provisions” herein.

Limitation on Directors’ Liability

Our Restated Articles of Incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

Anti-Takeover Effects of Provisions

The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our Restated Articles of Incorporation and/or Bylaws that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

The provision of Missouri law which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The Bylaw provision requiring advance notice of other items of business may make it more difficult for shareholders to take action opposed by the board of directors. Moreover, a shareholder cannot force a shareholder consideration of an item of business over the opposition of our board of directors by calling a special meeting of shareholders.

These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our Restated Articles of Incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson’s Restated Articles of Incorporation and to change control of Emerson.

Exclusive Forum Provision

Our Bylaws provide for the designation of the United States District Court for the Eastern District of Missouri, the Circuit Court located in the County of St. Louis, Missouri or other courts in the State of Missouri, as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to the General and Business Corporation Law of Missouri, our Restated Articles of Incorporation or our Bylaws, claims governed by the internal affairs doctrine and actions to interpret, enforce or determine the validity of our Restated Articles of Incorporation or our Bylaws, unless we otherwise consent to another jurisdiction.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions generally do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;

•	satisfaction of a pledge or other security interest created in good faith;

•	mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;

•	transactions with a person who owned a majority of our voting power within the prior year; or

•

purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.

Take-Over Bid Disclosure Statute

Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, including inapplicability of disclosure required by the Exchange Act, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.

We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

As required, we will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

General Terms

The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price and prices at which the warrants will be issued;

•	the various factors considered in determining the exercise prices;

•	the currency or currencies in which the price of the warrants will be payable;

•	the dates upon which the right to exercise the warrants will begin and end;

•	if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;

•	the place or places where, and the manner in which, the warrants may be exercised;

•	the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	any provisions for changes to or adjustments in the exercise price;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

•	any minimum or maximum number of warrants which may be exercised at any one time;

•

if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

•	whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;

•	information with respect to book-entry procedures, if any;

•	the terms of any mandatory or optional redemption or call provisions;

•	the exchanges, if any, on which the warrants may be listed;

•	the identity of the warrant agent;

•	the terms of the warrant agreement entered into with the warrant agent;

•	the U.S. Federal income tax consequences applicable to the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

Exercise of Warrants

Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

Amendments and Supplements to Warrant Agreement

Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contracts upon the occurrence of certain events.

We may issue the share purchase contracts separately or as a part of units, which we refer to as “share purchase units.” Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our preferred stock, or (iii) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers’ obligation to purchase common stock or preferred stock under the related share purchase contract.

The share purchase contracts may:

•	require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;

•	require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as “prepaid share purchase contracts,” or at the time of settlement;

•	require holders to secure their obligations under the share purchase contracts in a specified manner; and

•

permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. As required, we will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. Material United States Federal income tax considerations applicable to the share purchase contracts and the share purchase units will also be discussed in the related prospectus supplement as required.

PLAN OF DISTRIBUTION

We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents, or through a combination of methods.

Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Exchange Act and will comply with all elements of that rule.

Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. As may be appropriate, we will file any required post-effective amendment or prospectus supplement to this registration statement that will name all of the participating underwriters in any “at the market” equity offering of our securities.

We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as such term is defined in the Securities Act. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement as required. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent as required. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, if required we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screen shots) of the Internet web pages that you will see before the auction and a description of the underwriters’ obligations.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the Chicago Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers and their respective affiliates may be customers of, engage in transactions with, or perform commercial banking and/or investment banking transactions and/or advisory services and other services for, us and our subsidiaries in the ordinary course of business.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver common stock covered by this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Underwriters may also engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, J. G. Shively, Esq., our Vice President and Assistant Secretary, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Shively is paid a salary by Emerson, is a participant in various employee benefit plans and incentive plans offered by us and owns or has options to purchase shares of Emerson common stock. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell will rely on the opinion of J. G. Shively with respect to matters of Missouri law. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Bryan Cave LLP, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.

EXPERTS

The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2017 and 2016, and for each of the years in the three-year period ended September 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of September 30, 2017, contains an explanatory paragraph that states “the valves & controls business was acquired on April 28, 2017 and management has excluded this business from its assessment of internal control over financial reporting as of September 30, 2017. Valves & controls’ total assets and revenues excluded from the assessment represented approximately 20 percent and 4 percent, respectively, of the Company’s related consolidated financial statement amounts as of and for the year ended September 30, 2017.” KPMG LLP’s audit of internal control over financial reporting of the company also excluded an evaluation of the internal control over financial reporting of the acquired business.